UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2014

ORGANOVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-35996

Delaware	27-1488943
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6275 Nancy Ridge Dr.,

San Diego, California 92121

(Address of principal executive offices, including zip code)

(858) 550-9994

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Contract Revenue Recognition

Organovo Holdings, Inc. (“Organovo”) has initiated the signing of contracts for research services using its 3D Human Liver Tissue. As Organovo has previously guided, contracts in this space may be in the tens of thousands of dollars per compound and hundreds of thousands of dollars per project. The contracted services to date total in the low hundreds of thousands of dollars ($100k to $400k range). The company has invoiced any amount due upon contract initiation, although our revenue recognition policy will likely result in booked revenue at the completion of the projects, currently estimated to be between September 2014 and November 2014 for contracts signed in fiscal Q1 2015 (April to June 2014).

As additional contracts are signed, Organovo does not expect to provide specific updates as to number of contracts or total value of contracts signed, but rather to report revenue in its quarterly and annual filings consistent with its established revenue recognition policies as reported in SEC filings.

Press Release

On April 29, 2014, Organovo issued a press release announcing that it has initiated contracting for toxicity testing using its 3D Human Liver Tissue for selected clients prior to full release. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information furnished on this Form 8-K, including the press release attached as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated April 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANOVO HOLDINGS, INC.

Date: April 29, 2014	/s/ Keith Murphy
Keith Murphy Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated April 29, 2014.